Exhibit 99.1

Simulations Plus Reports First Quarter Fiscal 2022 Financial Results

Total revenue growth of 16%; Software revenue growth of 19%; Diluted Earnings Per Share (EPS) growth of 25%

Board of Directors announces quarterly dividend of $0.06 per share

LANCASTER, CA, January 6, 2022 – Simulations Plus, Inc. (Nasdaq: SLP), a leading provider of modeling and simulation software and services for pharmaceutical safety and efficacy, today reported financial results for its first quarter of fiscal 2022, ended November 30, 2021.

Shawn O’Connor, chief executive officer of Simulations Plus, said, “Our software business continued to deliver higher revenue and margins in the first quarter, supplemented by improving momentum in our services business, which returned the company to overall double-digit revenue growth. The reinvigorated growth enabled a 22% improvement in net income, demonstrating both the benefit of a higher software versus services revenue mix and the inherent leverage in our operating model.”

First Quarter Fiscal 2022 Financial Highlights (compared with the corresponding period last fiscal year):

•	Total revenue increased 16% to $12.4 million;

•	Software revenue increased 19% to $7.4 million, representing 59% of total revenue;

•	Services revenue increased 13% to $5.0 million, representing 41% of total revenue;

•	Gross profit increased 17% to $9.7 million; gross margin was 78%;

•	Net income and diluted EPS of $3.0 million and $0.15 compared to $2.5 million and $0.12, respectively;

•	Adjusted EBITDA of $5.3 million, representing 42% of total revenue.

Mr. O’Connor concluded, “Looking forward, we remain focused on our organic growth strategy driven by key initiatives, including investing in our sales and marketing function, cross-selling products and services, and continuing to enhance our industry leading software offerings with new and improved functionality and incremental capabilities. With a software business that continues to generate consistently high growth rates, and a consulting services business that’s growing its pipeline and backlog, we remain confident in achieving our 10-15% total revenue guidance for fiscal 2022.”

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Quarterly Dividend

The company’s Board of Directors declared a cash dividend of $0.06 per share of the company’s common stock, payable on February 7, 2022, to shareholders of record as of January 31, 2022. The declaration of any future dividends will be determined by the Board of Directors each quarter and will depend on earnings, financial condition, capital requirements, and other factors.

Environmental, Social, and Governance (ESG)

We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our website to read our ESG Report.

Webcast and Conference Call Details

Shawn O’Connor, chief executive officer, and Will Frederick, chief financial officer, will host a conference call and webcast today at 5 p.m. Eastern Time to discuss details of the company’s performance for the quarter and certain forward-looking information. The call may be accessed by registering here or by calling 1-201-389-0879. The webcast will be available on our website under Conference Calls & Presentations. A replay of the webcast will be available on the website approximately one hour following the call.

Non-GAAP Definition

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation, and any acquisition or financial transaction-related expenses. Adjusted EBITDA represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that Adjusted EBITDA is useful in evaluating our core operating results. However, Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. The company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items.

About Simulations Plus

Serving clients worldwide for 25 years, Simulations Plus is a leading provider of modeling and simulation software and consulting services supporting drug discovery, development, research, and regulatory submissions. We offer solutions that bridge machine learning, physiologically based pharmacokinetics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. Our technology is licensed and applied by major pharmaceutical, biotechnology, chemical, consumer goods companies, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on Twitter | LinkedIn.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “expect,” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

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Investor Relations Contacts:

Renee Bouche

Simulations Plus Investor Relations

661-723-7723

renee.bouche@simulations-plus.com

Brian Siegel

Hayden IR

346-396-8696

brian@haydenir.com

--Tables follow—

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three months ended November 30,
(in thousands, except per common share amounts)	2021	2020

Revenue
Software	$7,362	$6,212
Services	5,055	4,489
Total revenue	12,417	10,701
Cost of revenue
Software	735	812
Services	2,021	1,621
Total cost of revenue	2,756	2,433
Gross profit	9,661	8,268
Operating expenses
Research and development	882	809
Selling, general and administrative	4,988	4,408
Total operating expenses	5,870	5,217

Income from operations	3,791	3,051

Other income (expense)
Interest income	64	61
Change in value of contingent consideration	(121)	(121)
Gain on sale of assets	1	–
Gain on currency exchange	121	5
Total other income (expense), net	65	(55)

Income before income taxes	3,856	2,996
Provision for income taxes	(830)	(517)
Net Income	$3,026	$2,479

Earnings per share
Basic	$0.15	$0.12
Diluted	$0.15	$0.12

Weighted-average common shares outstanding
Basic	20,150	19,930
Diluted	20,746	20,799

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(237)	–
Comprehensive income	$2,789	$2,479

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
(In thousands, except share and per share amounts)	November 30, 2021	August 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$41,680	$36,984
Accounts receivable, net of allowance for doubtful accounts of $12 and $78	11,823	9,851
Revenue in excess of billings	1,483	3,150
Prepaid income taxes	584	1,012
Prepaid expenses and other current assets	1,676	1,696
Short-term investments	82,660	86,620
Total current assets	139,906	139,313
Long-term assets
Capitalized computer software development costs,
net of accumulated amortization of $14,734 and $14,438	8,189	7,646
Property and equipment, net	2,339	1,838
Operating lease right of use asset	1,146	1,276
Intellectual property, net of accumulated amortization of $6,873 and $6,516	10,112	10,469
Other intangible assets, net of accumulated amortization of $2,319 and $2,186	6,331	6,464
Goodwill	12,921	12,921
Other assets	50	51
Total assets	$180,994	$179,978

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$19	$387
Accrued payroll and other expenses	3,967	5,604
Contracts payable - current portion	4,671	4,550
Billings in excess of revenue	52	117
Operating lease liability, current portion	338	382
Deferred revenue	568	534
Total current liabilities	9,615	11,574

Long-term liabilities
Deferred income taxes, net	2,113	1,726
Operating lease liability	810	896
Total liabilities	12,538	14,196

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value 10,000,000 shares authorized no shares issued and outstanding	–	–
Common stock, $0.001 par value and additional paid-in capital — 50,000,000 shares authorized, 20,168,796 and 20,141,521 shares issued and outstanding	134,512	133,418
Retained earnings	34,224	32,407
Accumulated other comprehensive loss	(280)	(43)
Total shareholders' equity	168,456	165,782
Total liabilities and shareholders' equity	$180,994	$179,978

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SIMULATIONS PLUS, INC.

Trended Financial Information*

(Unaudited)

	2021				2022	2021	2022
(in millions except earnings per share amounts)	Q1	Q2	Q3	Q4	Q1	Fiscal Year	Fiscal YTD
Software revenue
Gastroplus	$3.3	$4.5	$5.4	$3.1	$4.0	$16.3	$4.0
MonolixSuite	1.2	1.6	0.9	0.8	1.6	4.4	1.6
ADMET Predictor	1.2	1.2	1.5	1.2	1.5	5.0	1.5
Other	0.5	0.6	0.5	0.3	0.3	1.9	0.3
Total software revenue	$6.2	$7.8	$8.3	$5.4	$7.4	$27.7	$7.4
Services revenue
PKPD	$2.2	$2.6	$1.9	$2.3	$2.3	$9.1	$2.3
QSP/QST	1.1	1.7	1.2	1.1	1.5	5.1	1.5
PBPK	0.6	0.9	0.7	0.7	0.9	3.0	0.9
Other	0.5	–	0.6	0.3	0.4	1.4	0.4
Total services revenue	$4.5	$5.3	$4.4	$4.4	$5.1	$18.8	$5.1
Total consolidated revenue	$10.7	$13.1	$12.8	$9.8	$12.4	$46.5	$12.4

Gross Margin
Software	86.9%	89.0%	90.0%	85.0%	90.0%	88.0%	90.0%
Services	63.9%	61.0%	63.0%	55.0%	60.0%	61.0%	60.0%
Total	77.3%	77.9%	80.7%	71.7%	77.8%	77.2%	77.8%

Income from operations	$3.1	$3.5	$4.5	$0.2	$3.8	$11.3	$3.8
Operating Margin	28.5%	26.6%	35.6%	1.8%	30.5%	24.2%	30.5%
Net Income	$2.5	$3.2	$3.8	$0.3	$3.0	$9.8	$3.0
Diluted Earnings Per Share	$0.12	$0.15	$0.18	$0.01	$0.15	$0.47	$0.15
Adjusted EBITDA	$4.3	$5.0	$5.9	$1.7	$5.3	16.9	$5.3
Cash Flow from Operations	$5.3	$1.3	$4.3	$8.3	$3.6	19.2	$3.6

Revenue Breakdown by Region
Americas	$7.1	$8.7	$9.7	$7.1	$8.5	32.5	$8.5
EMEA	2.5	3.1	1.5	0.9	3.0	7.9	3.0
Asia Pacific	1.1	1.4	1.7	1.8	0.9	6.0	0.9
Total consolidated revenue	$10.7	$13.1	$12.8	$9.8	$12.4	$46.6	$12.4

Software Performance Metrics
Average Revenue per Customer (in thousands)
Commercial	$74.0	$84.0	$98.0	$65.0	$71.0

Services Performance Metrics
Backlog	$12.0	$11.2	$12.4	$13.0	$15.4

*Numbers may not add due to rounding

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SIMULATIONS PLUS, INC.

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	2021				2022	2021	2022
(in millions)	Q1	Q2	Q3	Q4	Q1	Fiscal Year	Fiscal YTD
Net Income	$2.5	$3.2	$3.8	$0.3	$3.0	$9.8	$3.0
Excluding:
Interest income and expense, net	(0.1)	(0.0)	(0.0)	(0.0)	(0.1)	(0.2)	(0.1)
Provision for income taxes	0.5	0.2	0.7	(0.1)	0.8	1.3	0.8
Depreciation and amortization	0.9	0.9	0.9	1.0	0.8	3.6	0.8
Stock-based compensation	0.5	0.7	0.6	0.6	0.6	2.4	0.6

Adjusted EBITDA	$4.3	$5.0	$5.9	$1.7	$5.3	$16.9	$5.3

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